UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2010

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas  77042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 499-6200

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 22, 2010, our Board of Directors approved modifications to the annual retainers and meeting fees we pay to non-employee members of our Board of Directors and its committees.  The revised fees, which were made retroactive to August 31, 2010, are as follows:

Amount
Board
Chairman Retainer	$40,000
Director Retainer	$40,000
Meeting Fee (in person/telephonic)	$1,500/$1,000

Audit Committee
Retainer (Chair)	$15,000
Retainer (Other Members)	$5,000
Meeting Fee (in person or telephonic)	$1,000*

Compensation Committee
Retainer (Chair)	$10,000
Retainer (other Members)	$5,000
Meeting Fee (in person or telephonic)	$1,000*
___________
*   If a committee meeting is held on the same day as a Board meeting, then the committee member will receive no separate fee for attending that committee meeting.

In addition, the Board also approved a grant of 22,439 restricted stock units to each of the non-employee members of our Board of Directors, effective as of October 1, 2010.  All grants of restricted stock units shall become vested and exercisable as to one-eighth (1/8) of the shares subject thereto on each of the first eight quarterly anniversaries of the effective grant date.

Item 8.01 Other Events

On October 20, 2010, the Company issued a press release announcing that its commonshares resumed trading on October 15, 2010, and are quoted on the Over the Counter Bulletin Board (OTCBB) under the symbol USCR. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit
99.1	Press Release of U.S. Concrete, Inc. dated October 20, 2010	.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. CONCRETE, INC.

Date: October 22, 2010	By: /s/ James C. Lewis
James C. Lewis
Senior Vice President and Chief Financial Officer